EXHIBIT h.(3)(c)

VALIC COMPANY I

2929 Allen Parkway

Houston, TX 77019

October 30, 2012

SunAmerica Asset Management Corp.

Harborside Financial Center

3200 Plaza Five

Jersey City, New Jersey 07311

Re:	Dynamic Allocation Fund (the “Fund”),

a series of VALIC Company I ( “VC I”)

Ladies and Gentlemen:

In accordance with Article 9 of the Amended and Restated Administrative Services Agreement, dated as of October 30, 2007, by and between each registered investment company party thereto, including VC I, and SunAmerica Asset Management Corp., VC I hereby requests that you act as Administrator for the Fund under the terms of the Amended and Restated Administrative Services Agreement. In connection with such request, attached is a revised Schedule I to the Amended and Restated Administrative Services Agreement, dated as of the date hereof, reflecting the addition of the Fund.

Sincerely, VALIC COMPANY I

By:
Name:	Nori L. Gabert
Title:	Secretary

Agreed and Accepted:

SUNAMERICA ASSET MANAGEMENT CORP.

By:
Name:
Title:

Effective Date:             , 2012

EXHIBIT h.(3)(c)

Schedule I

Fund Administration and Compliance

Annual Fee Schedule

Amended March 10, 2008, August 14, 2012 and             , 2012

VALIC Company I

•	Asset Allocation Fund

•	Blue Chip Growth Fund

•	Broad Cap Value Income Fund

•	Capital Conservation Fund

•	Core Equity Fund

•	Dividend Value Fund

•	Dynamic Allocation Fund

•	Emerging Economies Fund

•	Foreign Value Fund

•	Global Real Estate Fund

•	Global Social Awareness Fund

•	Global Strategy Fund

•	Government Securities Fund

•	Growth & Income Fund

•	Growth Fund

•	Health Sciences Fund

•	Inflation Protected Fund

•	International Equities Fund

•	International Government Bond Fund

•	International Growth I Fund

•	Large Cap Core Fund

•	Large Capital Growth Fund

•	Mid Cap Index Fund

•	Mid Cap Strategic Growth Fund

•	Money Market I Fund

•	Nasdaq-100® Index Fund

•	Science & Technology Fund

•	Small Cap Aggressive Growth Fund

•	Small Cap Fund

•	Small Cap Index Fund

•	Small Cap Special Values Fund

•	Small-Mid Growth Fund

•	Stock Index Fund

•	Value Fund

Annual fee of 7 basis points based upon each Fund’s average daily net assets.

Fees are billed monthly.